EXHIBIT 24

                                 POWER OF ATTORNEY
          (Shelf Registration Statement on Form S-3 Relating to Shares
                 Issued in the Refloat/Sheffield Acquisition)

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John
A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale from time to time of up to 374,841 shares of the Company's common stock, $5.00 par value per share, acquired by the former shareholders of Refloat, Incorporated ("Refloat") and Sheffield Financial Corp. ("Sheffield") in connection with the acquisition by the Company of Refloat and Sheffield pursuant to the terms of the Agreement and Integrated Plan of Reorganization, dated as of January 22, 1997, by and among the Company, Refloat, Sheffield and the shareholders of Refloat and Sheffield named therein, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     This Power of Attorney has been signed by the following persons in the capacities indicated on August 26, 1997.

/s/ John A. Allison IV                  /s/ Scott E. Reed
Name:  John A. Allison IV               Name:  Scott E. Reed
Title: Chairman of the Board and        Title: Senior Executive Vice
       Chief Executive Officer                 President and Chief Financial
    (principal executive officer)              Officer
                                               (principal financial officer)


       /s/ Sherry A. Kellett                    /s/ Paul B. Barringer
Name:  Sherry A. Kellett                 Name:  Paul B. Barringer
Title: Executive Vice President          Title: Director
       and Controller
 (principal accounting officer)


       /s/ Alfred E. Cleveland                  /s/ W. R. Cuthbertson, Jr.
Name:  Alfred E. Cleveland               Name:  W. R. Cuthbertson, Jr.
Title: Director                          Title: Director


       /s/ Ronald E. Deal                       /s/ A. J. Dooley, Sr.
Name:  Ronald E. Deal                    Name:  A. J. Dooley, Sr.
Title: Director                          Title: Director


       /s/ Joe L. Dudley, Sr.                   /s/ Tom D. Efird
Name:  Joe L. Dudley, Sr.                Name:  Tom D. Efird
Title: Director                          Title: Director


       /s/ O. William Fenn, Jr.                 /s/ Paul s. Goldsmith
Name:  O. William Fenn, Jr.              Name:  Paul S. Goldsmith
Title: Director                          Title: Director

       /s/ L. Vincent Hackley                   /s/ Ernest F. Hardee
Name:  L. Vincent Hackley                Name:  Ernest F. Hardee
Title: Director                          Title: Director


       /s/ Jane P. Helm                         /s/ Richard Janeway, M.D.
Name:  Jane P. Helm                      Name:  Richard Janeway, M.D.
Title: Director                          Title: Director


       /s/ J. Ernest Lathem, M.D.               /s/ James H. Maynard
Name:  J. Ernest Lathem, M.D.            Name:  James H. Maynard
Title: Director                          Title: Director


       /s/ Joseph A. McAleer, Jr.               /s/ Albert O. McCauley
Name:  Joseph A. McAleer, Jr.            Name:  Albert O. McCauley
Title: Director                          Title: Director


       /s/ Dickson McLean, Jr.                  /s/ Charles E. Nichols
Name:  Dickson McLean, Jr.               Name:  Charles E. Nichols
Title: Director                          Title: Director


       /s/ L. Glenn Orr, Jr.                    /s/ A. Winniett Peters
Name:  L. Glenn Orr, Jr.                 Name:  A. Winniett Peters
Title: Director                          Title: Director


       /s/ Richard L. Player, Jr.               /s/ C. Edward Pleasants, Jr.
Name:  Richard L. Player, Jr.            Name:  C. Edward Pleasants, Jr.
Title: Director                          Title: Director


                                                /s/ E. Rhone Sasser
Name:  Nido R. Qubein                    Name:  E. Rhone Sasser
Title: Director                          Title: Director


       /s/ Jack E. Shaw                         /s/ Harold B. Wells
Name:  Jack E. Shaw                      Name:  Harold B. Wells
Title:  Director                         Title: Director


Name:  A. Tab Williams, Jr.
Title: Director

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